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                                                                      EXHIBIT 99
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                             FOLD AND DETACH HERE
PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                JMC GROUP, INC.

       Form of Proxy For Annual Meeting of Stockholders, August 12, 1996

 The undersigned hereby appoints James K. Mitchell, Brian J. Finneran and D. Mark Carlson, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of JMC GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockhold-ers of said Company to be held August 12, 1996, or any adjournment or post-ponement thereof, as specified below (with reference to the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement/Prospectus for further information regarding each item).

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

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                             FOLD AND DETACH HERE
                                  Please mark
                                 your votes as
                                 indicated in
                                 this example
                                       X


FOR

WITHHELD
FOR ALL

1. Election of the following nominees as directors:
Barton Beek, Robert A. Cervoni and Herbert J. Kawahara.

  FOR
AGAINST
ABSTAIN

2. Approval and adoption of the Merger Agreement and the Merger.

3. Approval of the Name Change.

  FOR
AGAINST
ABSTAIN

4. Approval of the Reverse Split.

5. As they shall in their sole judgment determine on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

WITHHELD FOR: (Write that nominee's name in the space provided below).
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This proxy will be voted as you specify. UNLESS OTHERWISE MARKED, THIS PROXY
WILL BE VOTED FOR (i) THE ELECTION OF ALL OF THE PERSONS NAMED IN PROPOSAL 1, ALL OF WHOM WILL BE NOMINATED BY THE BOARD OF DIRECTORS OF JMC GROUP, INC. FOR ELECTION AS DIRECTORS, (ii) APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER, (iii) APPROVAL OF THE NAME CHANGE AND (iv) APPROVAL OF THE REVERSE SPLIT.

Signature(s) __________________________    Date _______________________________

NOTE: Sign exactly as name appears hereon. Give your full title if signing in other than an individual capacity. All joint owners should sign.